Exhibit 99.1

Investor Contact: Robert Jaffe rjaffe@rjaffeco.com 424.288.4098

NANTHEALTH REPORTS 2021 THIRD QUARTER FINANCIAL RESULTS

•Q3 2021 Financial Highlights:
•Total net revenue was $14.4 million
•Gross margin was 52%
•Cash of $45.5 million at September 30, 2021
•Operational Highlights:
•Signed and preparing to launch first Eviti Connect program for autoimmune disease
•Achieved utilization management licensure/certification in six states enabling expansion of Eviti Connect to include fully delegated services
•In October, signed multi-year NaviNet Open agreement with third party administration service provider with potential to deploy provider portal capabilities to multiple new self-insured health plans
•Also in October, signed agreement with Care Continuity allowing parties to partner on product offerings that improve care logistics for complex, high risk and chronic diseases for health plan and provider customers
•Enhanced leadership team with addition of experienced senior-level executives in sales, strategy and human resources

Morrisville, NC – November 04, 2021 — NantHealth, Inc. (NASDAQ-GS: NH), a leading provider of enterprise solutions that help businesses transform complex data into actionable insights, today reported financial results for its third quarter ended September 30, 2021.

"Expansion of our Eviti Connect decision support solution to additional diseases states (beyond oncology) has been a major focus for us this year," said Ron Louks, Chief Operating Officer, NantHealth. "With that in mind, I am pleased to report that, during the third quarter, we signed and are preparing to launch the very first Eviti Connect autoimmune disease program with a key customer and interest in this new offering is strong. This was a significant accomplishment and, when coupled with investments we are making in our network monitoring and management service suite (OpenNMS®) and data capabilities (Quadris™), we believe these advancements lay the foundation for substantial new growth opportunities for our business.

“On the financial front, net revenue for the 2021 third quarter was lower than the previous quarter, primarily due to timing differences between the expiration of certain contracts and the initiation of others. For the 2021 fourth quarter, we expect net revenue to return closer to our average run rate for this year.

“Also, as announced today in a dedicated press release, we added three senior executives to head our sales, strategy and human resource functions. All are accomplished and experienced leaders, and we look forward to the benefit of their insights as we begin the next stage of our growth.”

Software and Services Highlights:

•Clinical Decision Support (Eviti®):

•Continued expansion of services provided through a key Eviti channel partner, with the addition of two new health plans and expect further growth in the fourth quarter with the addition of a large, multi-state customer-owned health insurer

•Signed agreement with Care Continuity, Inc., a leader in network integrity and care navigation, to partner on product offerings that improve care logistics management for complex, high risk and chronic diseases, with an initial focus on extending care pathways for Eviti Connect customers and their members (with NaviNet care pathway opportunities to follow)

•Dr. Tiffany Avery, NantHealth Chief Medical Officer, was selected to present continuing education session on advancing equity in cancer care at the Oncology Clinical Pathways Congress. The virtual session took place October 1

•Launched Eviti Connect 8.6, which includes more robust savings and ROI visualizations for payer customers via expanded reporting that is enabled by our Quadris data analytics capabilities

•Payer Engagement (NaviNet® and Population Health Management):

•In October, signed a multi-year agreement with a new third party administrator that will use NaviNet Open to enhance the services it provides to self-insured health plan customers

•Signed three-year renewal with a long-term partner and leading provider of drug authorizations, enabling electronic submission of prior authorization for any drug under any plan, including Medicare and Medicaid

•Established a collaboration with Intraprise Systems to bring HIPAA One compliance management solutions to the NaviNet provider network, helping providers meet HIPAA compliance requirements and protect patient data

•Launched the new NantHealth Help Center, an innovative platform that provides users with easy access to help and training content, online channels to contact support, and tools to view in progress and resolved support requests

•Introduced new Authorization Submission APIs that allow providers to automate and streamline prior authorization requests to connected NaviNet payer customers

•Network Monitoring and Management (The OpenNMS Group, Inc.):

•Renewed agreements with 12 key customers and expanded services with one of the nation’s largest telecom providers (an existing account), reaffirming the value OpenNMS provides its customers

•Continued development and preparation for fourth quarter launch of zero-touch appliances, simplifying the deployment of distributed monitoring capabilities at scale

Business and Financial Highlights

For the 2021 third quarter:

•Total net revenue was $14.4 million compared with $18.8 million in Q3 of 2020.

•Gross profit was $7.5 million, or 52% of total net revenue, compared with $11.2 million, or 60% of total net revenue, for the prior-year period.

•Selling, general and administrative (SG&A) expenses increased to $13.0 million from $12.4 million in the 2020 third quarter.

•Research and development (R&D) expenses decreased to $4.6 million from $4.7 million.

•Net loss from continuing operations, net of tax, was $10.8 million, or $0.09 per share, compared with $11.0 million, or $0.10 per share, in the 2020 third quarter.

•Non-GAAP net loss from continuing operations was $11.5 million, or $0.10 per share, compared with $7.2 million, or $0.07 per share, for the third quarter of 2020.

•At September 30, 2021, cash and cash equivalents totaled $45.5 million.

Conference Call Information and Forward-Looking Statements
Later today, the Company will host a conference call at 1:30 p.m. PT (4:30 p.m. ET) to review its results of operations for the third quarter ended September 30, 2021. The conference call will be available to interested parties by dialing 800-584-1507 from the U.S. or Canada, or 212-231-2902 from international locations. The call will be broadcast via the Internet at www.nanthealth.com. Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software. A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding topics such as the Company’s financial status and performance, regulatory and operational developments, and other comments the Company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures
This news release contains references to Non-GAAP financial measures, including adjusted net loss and adjusted net loss per share, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP). The Company’s management believes that the presentation of Non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the Company’s core business. Additionally, it provides a basis for the comparison of the financial results for the Company’s core business between current, past and future periods. Other companies may define these measures in different ways. Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP. Non-GAAP per share numbers are calculated based on one class of common stock and do not incorporate the effects, if any, of using the two-class method.

About NantHealth, Inc.
NantHealth, a member of the NantWorks ecosystem of companies, provides enterprise solutions that help businesses transform complex data into actionable insights. By offering efficient ways to move, interpret and visualize complex and highly sensitive information, NantHealth enables customers in healthcare, life sciences, logistics, telecommunications and other industries to automate, understand and act on data while keeping it secure and scalable. NantHealth’s product portfolio comprises the latest technology in payer/provider collaboration platforms for real-time coverage decision support (Eviti and NaviNet), and data solutions that provide multi-data analysis, reporting and professional services offerings (Quadris). The OpenNMS Group, Inc., a NantHealth subsidiary, helps businesses monitor and manage network health and performance. For more information, visit nanthealth.com, follow us on Twitter, Facebook, LinkedIn and YouTube and subscribe to our blog.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance. Forward-looking statements can be identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “will,” “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. Risks and uncertainties include, but are not limited to: our ability to successfully integrate a complex learning system to address a wide range of healthcare issues; our ability to successfully amass the requisite data to achieve maximum network effects; appropriately allocating financial and human resources across a broad array of product and service offerings; raising additional capital as necessary to fund our operations; our ability to grow the market for our software and data solutions; successfully enhancing our software and data solutions to achieve market acceptance and keep pace with technological developments; customer concentration; competition; security breaches; bandwidth limitations; our ability to integrate The OpenNMS Group, Inc. into our operations; our use and distribution of open source software; our ability to obtain necessary regulatory approvals, certifications and licenses; dependence upon senior management; the need to comply with and meet applicable laws and regulations; unexpected adverse events; and anticipated cost savings. We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in our reports filed with the Securities and Exchange Commission.

FINANCIAL TABLES FOLLOW

NantHealth, Inc.
Consolidated Balance Sheets
(Dollars in thousands)

	September 30, 2021	December 31, 2020
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$45,513	$22,787
Accounts receivable, net	4,504	3,273
Related party receivables, net	1,516	1,031
Prepaid expenses and other current assets	5,262	3,504
Total current assets	56,795	30,595
Property, plant, and equipment, net	12,875	13,102
Goodwill	98,333	98,333
Intangible assets, net	41,272	47,969
Related party receivable, net of current	—	823
Operating lease right-of-use assets	6,497	7,539
Other assets	1,596	1,927
Total assets	$217,368	$200,288

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$2,069	$5,122
Accrued and other current liabilities	14,380	13,975
Deferred revenue	1,938	1,166
Related party payables, net	5,136	4,238
Notes payable	1,557	268
Related party convertible note, net	4,995	9,411
Convertible notes, net	4,488	90,578
Total current liabilities	34,563	124,758
Deferred revenue, net of current	1,682	393
Related party liabilities	36,465	31,091
Related party promissory note	112,666	112,666
Related party convertible note, net	62,251	—
Convertible notes, net	74,583	—
Deferred income taxes, net	1,673	1,853
Operating lease liabilities	6,878	8,170
Other liabilities	33,398	32,757
Total liabilities	364,159	311,688
Commitments and Contingencies (Note 14)

Stockholders' deficit
Common stock, $0.0001 par value per share, 750,000,000 shares authorized; 115,307,744 and 111,284,733 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	12	11
Additional paid-in capital	889,620	891,583
Accumulated deficit	(1,036,192)	(1,003,210)
Accumulated other comprehensive loss	(231)	(168)
Total NantHealth stockholders' deficit	(146,791)	(111,784)
Noncontrolling interests	—	384
Total stockholders' deficit	(146,791)	(111,400)
Total liabilities and stockholders' deficit	$217,368	$200,288

NantHealth, Inc.
Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue
Software-as-a-service related	$13,879	$18,355	$45,140	$53,997
Maintenance	406	299	1,201	299
Professional services	57	62	257	62
Total software-related revenue	14,342	18,716	46,598	54,358
Other	17	49	20	172
Total net revenue	14,359	18,765	46,618	54,530

Cost of Revenue:
Software-as-a-service related	5,244	5,935	16,223	17,552
Maintenance	298	131	775	131
Professional services	6	15	13	15
Amortization of developed technologies	1,247	1,222	3,741	3,508
Total software-related cost of revenue	6,795	7,303	20,752	21,206
Other	34	216	127	827
Total cost of revenue	6,829	7,519	20,879	22,033

Gross Profit	7,530	11,246	25,739	32,497

Operating Expenses
Selling, general and administrative	12,969	12,442	37,309	36,864
Research and development	4,648	4,681	14,510	12,446
Amortization of acquisition-related assets	985	958	2,956	2,691
Total operating expenses	18,602	18,081	54,775	52,001

Loss from operations	(11,072)	(6,835)	(29,036)	(19,504)
Interest expense, net	(3,572)	(4,861)	(10,943)	(14,291)
Other income (expense), net	3,759	747	(1,862)	(2,550)
Loss from related party equity method investment	—	—	—	(31,702)
Loss from continuing operations before income taxes	(10,885)	(10,949)	(41,841)	(68,047)
Provision for income taxes	23	77	21	174
Net loss from continuing operations	(10,908)	(11,026)	(41,862)	(68,221)
Income (loss) from discontinued operations, net of tax attributable to NantHealth	—	(16)	24	31,955
Net loss	(10,908)	(11,042)	(41,838)	(36,266)
Net loss attributable to non-controlling interests	(65)	(42)	(284)	(42)
Net loss attributable to NantHealth	$(10,843)	$(11,000)	$(41,554)	$(36,224)

Basic and diluted net (loss) income per share attributable to NantHealth:
Continuing operations - common stock	$(0.09)	$(0.10)	$(0.37)	$(0.62)
Discontinued operations - common stock	$—	$—	$—	$0.29
Total net loss per share - common stock	$(0.09)	$(0.10)	$(0.37)	$(0.33)

Weighted average shares outstanding
Basic and diluted - common stock	115,243,671	110,929,357	113,706,124	110,859,611

NantHealth, Inc.
Non-GAAP Net Loss from Continuing Operations Attributable to NantHealth and
Non-GAAP Net Loss Per Share from Continuing Operations Attributable to NantHealth
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss from continuing operations attributable to NantHealth	$(10,843)	$(10,984)	$(41,578)	$(68,179)
Adjustments to GAAP net loss from continuing operations attributable to NantHealth:
Loss on Exchange and Prepayment of 2016 Notes	—	—	742	—
Loss from related party equity method investment	—	—	—	31,702
Stock-based compensation expense from continuing operations	799	633	2,533	1,761
Change in fair value of derivatives liability	—	(56)	(4)	7
Change in fair value of Bookings Commitment	(3,670)	(657)	1,133	3,070
Noncash interest expense related to convertible notes	58	1,644	568	4,779
Intangible amortization from continuing operations	2,222	2,165	6,646	6,184
Securities litigation costs	—	—	—	(103)
Tax benefit (provision) resulting from certain noncash tax items	(17)	20	(105)	(16)
Total adjustments to GAAP net loss from continuing operations attributable to NantHealth	(608)	3,749	11,513	47,384
Net loss from continuing operations attributable to NantHealth - Non-GAAP	$(11,451)	$(7,235)	$(30,065)	$(20,795)

Weighted average basis common shares outstanding	115,243,671	110,929,357	113,706,124	110,859,611

Net loss per common share from continuing operations attributable to NantHealth - Non-GAAP	$(0.10)	$(0.07)	$(0.26)	$(0.19)

Reconciliation of Net Loss per Common Share from Continuing Operations Attributable to NantHealth to Net Loss per Common Share from Continuing Operations Attributable to NantHealth - Non-GAAP
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss per common share from continuing operations attributable to NantHealth	$(0.09)	$(0.10)	$(0.37)	$(0.62)
Adjustments to GAAP net loss per common share from continuing operations attributable to NantHealth:
Loss on Exchange and Prepayment of 2016 Notes	—	—	0.01	—
Loss from related party equity method investment	—	—	—	0.28
Stock-based compensation expense from continuing operations	0.01	0.01	0.03	0.02
Change in fair value of derivatives liability	—	—	—	—
Change in fair value of Bookings Commitment	(0.04)	(0.01)	0.01	0.03
Noncash interest expense related to convertible notes	—	0.01	—	0.04
Intangible amortization from continuing operations	0.02	0.02	0.06	0.06
Securities litigation costs	—	—	—	—
Tax benefit (provision) resulting from certain noncash tax items	—	—	—	—
Total adjustments to GAAP net loss per common share from continuing operations attributable to NantHealth	(0.01)	0.03	0.11	0.43
Net loss per common share from continuing operations attributable to NantHealth - Non-GAAP	$(0.10)	$(0.07)	$(0.26)	$(0.19)